UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 15, 2022

E2open Parent Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39272	86-1874570
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9600 Great Hills Trail, Suite 300E
Austin, TX
(address of principal executive offices)
78759
(zip code)
866-432-6736
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	ETWO	New York Stock Exchange
Warrants to purchase one share of Class A Common Stock at an exercise price of $11.50	ETWO-WT	New York Stock Exchange

Item 8.01 Other Events.

As previously disclosed in E2open Parent Holdings, Inc.'s (E2open) Annual Report on Form 10-K for the year ended February 28, 2022 filed with the U.S. Securities and Exchange Commission (SEC) on April 29, 2022 (2022 Form 10-K), E2open and BluJay TopCo Limited (BluJay) and its shareholders (collectively, the BluJay Sellers) entered into a Share Purchase Deed dated as of May 27, 2021 (BluJay Purchase Agreement), pursuant to which E2open purchased all of the outstanding shares of capital stock of BluJay from the BluJay Sellers (BluJay Acquisition). As a result of the BluJay Acquisition, BluJay and its subsidiaries became subsidiaries of E2open. On September 1, 2021 (Acquisition Date), E2open completed the BluJay Acquisition.

Under Rules 8-05 and 11-02 of Regulation S-X, an unaudited pro forma condensed combined statement of operations is required to reflect acquisitions for the full year being reported. The previously filed E2open 2022 Form 10-K includes only six months of BluJay for the year ended February 28, 2022. To meet the requirements of Regulation S-X, the unaudited pro forma condensed combined statements of operations for the year ended February 28, 2022 provided in Exhibit 99.1 reflect the results of BluJay as if BluJay was acquired for a full twelve month period. A pro forma condensed combined balance sheet is not required under Regulation S-X, as BluJay was included in the E2open Consolidated Balance Sheet as of February 28, 2022.

The unaudited pro forma condensed combined financial information is prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 Amendments to Financial Disclosures about Acquired and Disposed Businesses.

The cash consideration in the BluJay Acquisition was provided by (1) $380.0 million in proceeds from the issuance of an incremental term loan, (2) $300.0 million in PIPE financing from institutional investors for the purchase of an aggregate of 28,909,022 shares of E2open’s Class A Common Stock and (3) cash on hand.

The following summarizes the consideration paid for the BluJay Acquisition:

($ in thousands)	Fair Value
Equity consideration paid to BluJay (1)	$730,854
Cash consideration to BluJay	350,658
Preference share consideration paid to BluJay (2)	86,190
Cash repayment of debt	334,483
Cash paid for seller transaction costs	26,686
Consideration paid for the BluJay Acquisition	$1,528,871

(1)
Equity consideration paid to BluJay equity holders consisted of the following:

(In thousands, except per share data)	Consideration
Common shares subject to sales restriction	72,383
Fair value per share	$10.097
Equity consideration paid to BluJay	$730,854

(2)
Represents the liability and dividends owed related to the BluJay preference shares as of the Acquisition Date. Holders of the preference shares were entitled to a fixed, cumulative, preferential dividend at a rate of 10% per annum of the subscription price. The preference shares were recorded at fair value under current liabilities by BluJay prior to the BluJay Acquisition.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number		Description
99.1*	—	Unaudited pro forma condensed combined financial statements
104	—	Cover Page Interactive Data File (formatted in Inline XBRL)

* Filed herewith

SIGNATURE

Pursuant to the Requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

E2open Parent Holdings, Inc.

Date: June 15, 2022	By:	/s/ Laura L. Fese
Laura L. Fese
Executive Vice President and General Counsel